EXHIBIT 32.a
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
          In connection with the Quarterly Report of Westwood One, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Kosann, Chief Executive Officer of the Company, certify that to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Peter Kosann Peter Kosann
May 4, 2006
* This statement is being furnished to the Securities and Exchange Commission as an exhibit to this Quarterly Report on Form 10-Q. A signed original of this written statement required by Section 906 has been provided to Westwood One, Inc. and will be retained by Westwood One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.